UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 11, 2013

Corinthian Colleges, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (714) 427-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 10, 2013, Corinthian Colleges, Inc. (the “Company,” “Corinthian,” “we,” “us” or other similar terms) was notified of a civil complaint filed against the Company and several of its subsidiaries by the California Attorney General’s Office (the “CA AG”).  As previously disclosed, we have been cooperating with an investigation initiated by the CA AG in December 2012, more than nine months ago.  The Company was disappointed that it was not given advance notice of the complaint, and did not have the opportunity to discuss the allegations in the complaint with the CA AG before the complaint was filed.

The Company is committed to regulatory compliance and has robust processes in place to correctly record and disclose the job placement information we receive from our graduates and their employers.  The Company is proud of the career and technical education that our 15,000 employees provide to more than 80,000 students in the United States and Canada.  The Company expects to vigorously defend against this complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.

October 11, 2013	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and
General Counsel